STIFEL FINANCIAL CORP.
Form 8-K Dated November 1, 2004
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak
Chief Financial Officer
(314) 342-2228

For Immediate Release

Stifel Financial Corp.
Reports Unaudited Quarterly and Nine-Month Results
Record Nine Month Net Revenue and Net Income
Nine Month Net Income up 94%

St. Louis, Missouri - November 1, 2004 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $4.3 million, or $0.35 per diluted share, on net revenues of $55.7 million for the quarter ended September 30, 2004, compared to a net income of $5.1 million, or $0.46 per diluted share, on net revenues of $59.9 million for the comparable quarter of 2003. The prior year third quarter results were positively impacted by the reversal of a $1.2 million charge, net of tax, or approximately $0.11 per diluted share, resulting from the favorable settlement of an arbitration award. Excluding the reversal from the prior year's quarter, net income increased 8%. All prior period share and earnings per share amounts have been retroactively restated to reflect the four-for-three stock split distributed in September 2004.

For the nine months ended September 30, 2004, the company posted record net income of $16.2 million, or $1.32 per diluted share, on record net revenues of $182.6 million compared with net income of $8.3 million, or $0.77 per diluted share, on net revenues of $154.9 million for the same period one year earlier. Net income for the nine-month period ended September 30, 2004 included a $1.0 million tax benefit, or $0.08 per diluted share, recorded in the first quarter, resulting from the settlement of a state tax matter covering a number of tax years. Excluding the prior year reversal and the current year tax adjustment, net income increased 112% to $15.2 million or $1.24 per diluted share.

At September 30, 2004, the Company's equity was $123.2 million, resulting in book value per share of $12.71. Annualized return on equity was 18.9% for the nine months ended September 30, 2004. During the nine months of 2004, the Company repurchased 414,936 shares, under existing Board authorization, at an average cost of $19.26 per share.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "The Company's third quarter results were acceptable considering the challenging market environment. We are pleased that net income for the first nine months already exceeds the record net income for calendar 2003. Also, the Company is on track to achieve its ninth consecutive year of record net revenues."

Third Quarter Discussion

Net revenues for the quarter decreased 7% to $55.7 million from $59.9 million in the prior year third quarter, and decreased 6% from the second quarter of 2004. Commission and principal transaction revenues decreased 5% to $32.6 million from $34.4 million in the same period last year and decreased 3% from the second quarter of 2004. Investment banking revenues decreased 25% to $11.5 million in the third quarter of 2004 from $15.4 million in the prior year third quarter, and decreased 13% from the second quarter of 2004. Asset management and service fees increased 21% to $8.9 million from $7.3 million in the third quarter of 2003 and decreased 2% from the preceding quarter of this year. Net interest increased 35% to $2.4 million from $1.8 million in the prior year third quarter, and increased 19% from the second quarter of 2004.

Total non-interest expenses in the 2004 third quarter were $48.7 million, down 5% from $51.4 million in the same period of 2003, and a decline of 5% from the second quarter of 2004. The prior year third quarter non-interest expenses included the $2.0 million pre-tax reversal of the previously discussed favorable settlement of an arbitration award. Excluding the prior year reversal, total non-interest expenses declined 9%. Employee compensation and benefits decreased 9% to $35.9 million from $39.4 million in the prior year third quarter and decreased 6% from the second quarter of 2004. As a percentage of net revenues, compensation totaled 64.4% in the third quarter of 2004, 65.7% in the 2003 comparable quarter, and 64.4% in the second quarter of 2004. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation as a percentage of net revenues totaled 60.6% in the third quarter of 2004, 62.2% in the 2003 comparable quarter, and 60.5% in the second quarter of 2004. Excluding compensation and benefits and the prior year reversal, non-interest expenses decreased 9% from the prior year third quarter and were unchanged from the second quarter of 2004.

Nine-Month Discussion

Net revenues increased 18% to $182.6 million from $154.9 million in 2003. Commission and principal transaction revenues increased 14% to $105.8 million from $93.2 million. Investment banking revenues increased 21% to $41.9 million from $34.8 million. Asset management and service fees increased 31% to $26.6 million from $20.3 million. Other income increased 41% to $1.9 million from $1.4 million. Net interest increased 19% to $6.4 million from $5.3 million in the prior year.

Total non-interest expenses of $157.4 million increased 12% from $140.9 million in 2003. Excluding the prior year reversal, total non-interest expenses were $142.9 million. Employee compensation and benefits increased 14% to $119.2 million from $104.3 million. As a percentage of net revenues, compensation totaled 65.3% in 2004, compared to 67.3% for one year earlier. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation as a percentage of net revenues totaled 61.7%, compared to 63.3%. Excluding compensation and benefits and the prior year reversal, non-interest expenses decreased 1% from the prior year.

Business Segment Results for the Three Months Ended September 30, 2004:

    Private Client Group ("PCG") net revenues for the third quarter of 2004 were $43.6 million, unchanged from the third quarter of 2003, and a 2% decline from the second quarter of 2004. PCG recorded an operating contribution of $11.2 million, an 8% decrease from the third quarter of 2003, and an increase of 1% from the 2004 second quarter.

    Equity Capital Markets ("ECM") recorded net revenues of $8.4 million, down 32% over the same quarter last year and an 8% decrease from the second quarter of 2004. ECM operating contribution totaled $2.1 million, a 50% decrease from the third quarter of 2003 and a 27% decrease from the second quarter of 2004. The Company lead or co-managed 19 equity, debt, closed end funds, or trust preferred offerings during the third quarter 2004, compared to 25 in the same period one year earlier and 18 during the second quarter 2004.

    Fixed Income Capital Markets ("FICM") posted net revenues of $3.6 million, an increase of 22% from the prior year third quarter and a decrease of 14% from the previous quarter. During the 2004 third quarter, FICM recorded an operating contribution of $564,000, compared to an operating loss of $467,000 in the third quarter of 2003 and an operating contribution of $593,000 from the 2004 second quarter. The FICM senior or co-managed 29 offerings during the third quarter 2004 compared to 31 offerings in the same period one year earlier and 39 offerings during the second quarter 2004.

Business Segment Results for the Nine Months Ended September 30, 2004:

    PCG net revenues for 2004 were $140.3 million, an increase of 19% from the same period of 2003. PCG operating contribution totaled $36.6 million, a 46% increase from the same period one-year earlier.

    ECM recorded net revenues of $28.5 million, an increase of 13% from the previous year. ECM operating contribution totaled $8.6 million, a 38% increase from 2003. During 2004, ECM lead or co-managed 60 equity, debt, or trust preferred offerings, compared to 51 in 2003.

    FICM posted net revenues of $11.7 million, an increase of 16% from the prior year. FICM recorded an operating contribution of $1.5 million, a 73% increase from one year earlier. During 2004, FICM senior or co-managed 111 offerings, up from 93 in the prior year.

Conference Call Information

Stifel Financial Corp. will hold a conference call tomorrow, Tuesday November 2, 2004, at 10:00 a.m. EST. This call will be Web cast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 89 locations in 18 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # #

(Tables attached)

Stifel Financial Corp. Summary of Results of Operations (Unaudited) (In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	9/30/2004	% of Net Revenues	6/30/2004	% of Net Revenues	9/30/2003	% of Net Revenues	6/30/2004	9/30/2003
Revenues
Commissions	$22,068	39.6%	$22,008	37.0%	$21,698	36.2%	0%	2%
Principal transactions	10,516	18.9%	11,707	19.7%	12,729	21.2%	-10%	-17%
Investment banking	11,547	20.7%	13,346	22.5%	15,402	25.7%	-13%	-25%
Asset management and service fees	8,899	16.0%	9,058	15.2%	7,329	12.2%	-2%	21%
Other	251	0.5%	1,265	2.1%	976	1.6%	-80%	-74%
Total operating revenues	53,281	95.7%	57,384	96.6%	58,134	97.0%	-7%	-8%
Interest revenue	3,537	6.4%	3,086	5.2%	3,050	5.1%	15%	16%
Total revenues	56,818	102.0%	60,470	101.8%	61,184	102.1%	-6%	-7%
Less: Interest expense	1,123	2.0%	1,059	1.8%	1,259	2.1%	6%	-11%
Net revenues	55,695	100.0%	59,411	100.0%	59,925	100.0%	-6%	-7%
Non-Interest Expenses
Employee compensation and benefits	35,873	64.4%	38,241	64.4%	39,355	65.7%	-6%	-9%
Occupancy and equipment rental	5,089	9.1%	5,230	8.8%	4,724	7.9%	-3%	8%
Communication and office supplies	2,718	4.9%	2,368	4.0%	2,607	4.4%	15%	4%
Commissions and floor brokerage	970	1.7%	918	1.5%	852	1.4%	6%	14%
Other operating expenses	4,008	7.2%	4,332	7.3%	3,818	6.4%	-7%	5%
Total non-interest expenses	48,658	87.4%	51,089	86.0%	51,356	85.7%	-5%	-5%
Income before income taxes	7,037	12.6%	8,322	14.0%	8,569	14.3%	-15%	-18%
Provision for income taxes	2,780	5.0%	3,287	5.5%	3,445	5.7%	-15%	-19%
Net income	$ 4,257	7.6%	$ 5,035	8.5%	$ 5,124	8.6%	-15%	-17%
Per Share Information
	Three Months Ended					Percent Change From
	9/30/2004	6/30/2004		9/30/2003			6/30/2004	9/30/2003
Earnings Per Share:
Basic	$ 0.44	$ 0.51		$ 0.55			-14%	-20%
Diluted	$ 0.35	$ 0.41		$ 0.46			-15%	-24%
Number of Shares for Earnings Per Share Computations:
Basic shares		9,709	9,805		9,254		-1%	5%
Diluted shares		12,320	12,403		11,063		-1%	11%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp. Summary of Results of Operations (Unaudited) (In Thousands, Except Per Share Amounts)
	Nine Months Ended				Change
	9/30/2004	% of Net Revenues	9/30/2003	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 71,110	39.0%	$ 57,742	37.3%	$ 13,368	23%
Principal transactions	34,685	19.0%	35,420	22.9%	(735)	-2%
Investment banking	41,879	22.9%	34,753	22.4%	7,126	21%
Asset management and service fees	26,587	14.6%	20,299	13.1%	6,288	31%
Other	1,941	1.1%	1,373	0.9%	568	41%
Total operating revenues	176,202	96.5%	149,587	96.6%	26,615	18%
Interest revenue	9,621	5.3%	9,239	6.0%	382	4%
Total revenues	185,823	101.8%	158,826	102.5%	26,997	17%
Less: Interest expense	3,267	1.8%	3,916	2.5%	(649)	-17%
Net revenues	182,556	100.0%	154,910	100.0%	27,646	18%
Non-Interest Expenses
Employee compensation and benefits	119,238	65.3%	104,269	67.3%	14,969	14%
Occupancy and equipment rental	15,292	8.4%	14,289	9.2%	1,003	7%
Communication and office supplies	7,633	4.2%	8,015	5.2%	(382)	-5%
Commissions and floor brokerage	2,692	1.5%	2,370	1.5%	322	14%
Other operating expenses	12,542	6.9%	12,005	7.7%	537	4%
Total non-interest expenses	157,397	86.2%	140,948	91.0%	16,449	12%
Income before income taxes	25,159	13.8%	13,962	9.0%	11,197	80%
Provision for income taxes	8,993	4.9%	5,618	3.6%	3,375	60%
Net income	$ 16,166	8.9%	$ 8,344	5.4%	$ 7,822	94%
Per Share Information
	Nine Months Ended				Change
	9/30/2004		9/30/2003		Amount	Percent
Earnings Per Share:
Basic	$ 1.67		$ 0.90		$ 0.77	86%
Diluted	$ 1.32		$ 0.77		$ 0.55	71%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,707		9,235		472	5%
Diluted shares	12,249		10,877		1,372	13%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp. Summary of Segment Data & Statistical Information (Unaudited) ($ In Thousands, Except Per Share Amounts)

Segment Data
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Net Revenues	9/30/2004	6/30/2004	9/30/2003	6/30/2004	9/30/2003	9/30/2004	9/30/2003	Percent
Private client	$ 43,561	$ 44,641	$ 43,617	-2%	0%	$ 140,336	$117,987	19%
Equity capital markets	8,444	9,199	12,358	-8%	-32%	28,497	25,182	13%
Fixed income capital markets	3,623	4,201	2,974	-14%	22%	11,707	10,098	16%
Other	67	1,370	976	-95%	-93%	2,016	1,643	23%
Total net revenues	$ 55,695	$ 59,411	$ 59,925	-6%	-7%	$ 182,556	$154,910	18%

Operating Contribution
Private client	$ 11,230	$ 11,164	$ 12,217	1%	-8%	$ 36,575	$ 25,131	46%
Equity capital markets	2,133	2,942	4,279	-27%	-50%	8,642	6,264	38%
Fixed income capital markets	564	593	(467)	-5%	n/a	1,510	872	73%
Other / unallocated overhead	(6,890)	(6,377)	(7,460)	n/a	n/a	(21,568)	(18,305)	n/a
Income before income taxes	$ 7,037	$ 8,322	$ 8,569	-15%	-18%	$ 25,159	$13,962	80%
Statistical Information
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	9/30/2004	6/30/2004	9/30/2003	6/30/2004	9/30/2003	9/30/2004	9/30/2003	Percent
Total Operating Revenues	$ 53,281	$ 57,384	$ 58,134	-7%	-8%	$ 176,202	$149,587	18%
Net Operating Interest	3,190	2,803	2,567	14%	24%	8,682	7,652	13%
Non-Interest Expenses (1)	46,046	48,727	48,999	-6%	-6%	149,938	133,090	13%
Adjusted EBITDA (2)	10,425	11,460	11,702	-9%	-11%	34,946	24,149	45%
Amortization and Depreciation	2,612	2,362	2,357	11%	11%	7,459	7,858	-5%
Interest on Long-Term Debt (3)	776	776	776	0%	0%	2,328	2,329	0%
Income before income taxes	7,037	8,322	8,569	-15%	-18%	25,159	13,962	80%
Provision for income taxes	2,780	3,287	3,445	-15%	-19%	8,993	5,618	60%
Net income	$ 4,257	$ 5,035	$ 5,124	-15%	-17%	$ 16,166	$ 8,344	94%
Earnings Per Share (4) :
Diluted	$ 0.35	$ 0.41	$ 0.46	-15%	-24%	$ 1.32	$ 0.77	71%

Stockholders' Equity	$ 123,154	$ 119,474	$ 93,196	3%	32%
Book Value Per Share	$ 12.71	$ 12.23	$ 10.00	4%	27%
Total Assets	$ 384,039	$ 441,791	$ 407,163	-13%	-6%
Investment Executives	425	416	419	2%	1%
Full-Time Employees	1,158	1,145	1,115	1%	4%
Locations	87	87	84	0%	4%
Total Client Assets	$19,594,000	$21,250,000	$18,842,000	-8%	4%

(1) Non-interest expenses exclude depreciation and amortization of intangibles and employment incentives. Employment incentives include up-front loans and restricted stock units.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives, and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt is composed of 9% $34.5 million Debenture to Stifel Financial Capital Trust I issued April 25, 2002.
(4) All earnings per share amounts have been adjusted to reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.